Tanner + Co.
Certified Public Accountants
And Business Advisors

675 East 500 South, Suite 460
Salt Lake City, Utah 84102
Telephone (801) 532-7555
Fax (801) 532-4911
Email: mail@bestcpa.com

A Professional Corporation


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of this Registration Statement of Form SB 2/A of our report dated February 19, 2001, except for notes 7,8,9, and 22 which are dated May 3, 2001, relating to the financial statements of NEBO Products, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                   /s/ Tanner + Co.

                                   Tanner + Co.


Salt Lake City, Utah
July 2, 2001